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                            NATIONAL BANK OF TUKWILA
                     NONCOMPETITION AND SEVERANCE AGREEMENT

         THIS NONCOMPETITION AND SEVERANCE AGREEMENT ("Agreement"), signed June 11, 1999, between NATIONAL BANK OF TUKWILA (the "Bank") and Ronald L. Bosi ("Employee") takes effect on the effective date of the Merger ("Effective Date").

                                    RECITALS

A. NBT Northwest Bancorp ("NBT"), which is the parent company of the Bank, intends to merge into InterWest Bancorp, Inc. ("InterWest"), and the Bank will thereby become the wholly owned subsidiary of InterWest (the "Merger") under the terms of the Agreement and Plan of Merger of even date herewith ("Plan") between the parties and Pacific Northwest Bank, the wholly owned subsidiary of InterWest.

B. As a condition to InterWest's execution of the Plan, all members of the boards of directors of NBT and the Bank must execute a director's agreement, pursuant to which such directors will be subject to certain noncompetition and nonsolicitation obligations for two years after they cease to be directors of NBT or the Bank (the "Director's Agreement").

C. Employee, who is presently the Bank's Senior Vice President and Chief Credit Officer, has resigned from the boards of directors of NBT and the Bank so as not to be subject to the Director's Agreement. InterWest has agreed to such resignation provided that Employee execute this Agreement.

                                    AGREEMENT

         The parties agree as follows.

1. ABANDONMENT OF THE MERGER. If the Plan terminates before Closing, this Agreement will not become effective and will be void.

2. SEVERANCE PAYMENT. If Employee continues his employment with the Bank through the Effective Date, and at any time after the Effective Date the Bank terminates Employee without Cause (defined below), the Bank will pay to Employee an amount equal to six (6) months of Employee's then-current annual base salary (the "Severance Payment").

3. TERMINATION OF AGREEMENT. This Agreement terminates immediately (1) if Employee dies, (2) if Employee voluntarily terminates his employment with the Bank at any time, or (3) if Employee is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a physical or mental disability arising at any time during the term of this Agreement, unless with reasonable accommodation Employee could continue to perform his duties under this Agreement and making these accommodations would not pose an undue burden on the Bank.

4.       DEFINITION OF "CAUSE". "Cause" means any one or more of the following:

         (a) Willful misfeasance or gross negligence in the performance of Employee's duties;


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         (b)      Conviction of a crime in connection with his duties; or

         (c) Conduct demonstrably and significantly harmful to the Bank, as reasonably determined by the Bank's board of directors on the advice of legal counsel.

5. CONFIDENTIALITY. Employee will not use for his own purposes or disclose to any other person or entity any confidential information concerning the Bank, InterWest, their subsidiaries or their business operations or customers, unless (1) the Bank or InterWest consents to the use or disclosure of their respective confidential information, (2) the use or disclosure is consistent with Employee's duties as an employee of the Bank, or (3) disclosure is required by law or court order.

6.       POST-EMPLOYMENT RESTRICTIONS.

         (a) NON-COMPETITION. For a six-month period after Employee's employment with the Bank or its successor terminates for any reason (the "Restricted Period"), Employee will not, directly or indirectly, become interested in, as a promoter, principal shareholder, director or officer of, any financial institution that competes or will compete with InterWest or any of its subsidiaries or their affiliates within a thirty (30) mile radius of Tukwila, Washington. The term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any voting class of equity security of a company.

         (b) NON-SOLICITATION. During the Restricted Period, Employee will not directly or indirectly solicit or attempt to solicit on behalf or for the benefit of any financial institution (i) any employees of the Bank, InterWest, or any of their subsidiaries or affiliates, to leave their employment for employment with another financial institution or (ii) any customers of the Bank, InterWest, or any of their subsidiaries or affiliates to remove their business from the Bank, InterWest, or any of their subsidiaries or affiliates. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

         (c) REMEDIES. Employee recognizes and agrees that any breach of this paragraph 6 by him will entitle InterWest and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled. The substantially prevailing party in any such dispute will be entitled to recover from the other party its costs and expenses, including specifically, reasonable attorneys' fees.

7.       MISCELLANEOUS PROVISIONS.

         (a) ENTIRE AGREEMENT; AT-WILL EMPLOYMENT. This Agreement constitutes the entire understanding between the parties concerning its subject matter and supersedes all prior agreements. Nothing in this Agreement, express or implied, is intended to confer upon Employee the right to employment with the Bank. Employee's employment term with the Bank is indefinite and at the will of both parties, subject only to the provisions of paragraph 2 regarding severance pay and paragraphs 5 and 6 regarding Employee's confidentiality, noncompetition and nonsolicitation obligations.


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         (b)      COUNSEL REVIEW. Employee acknowledges that he has had the
                  opportunity to consult with independent counsel with respect to the negotiation, preparation and execution of this Agreement.

         (c) LITIGATION EXPENSES. If either party seeks to enforce any provision of this Agreement or to collect any amount claimed to be due under it, the substantially prevailing party will be entitled to reimbursement from the other party for any and all of its out-of-pocket expenses and costs including, without limitation, reasonable attorneys' fees and costs incurred in connection with the enforcement or collection.

         (d) BINDING EFFECT. This Agreement will bind and inure to the benefit of the Bank's or InterWest's legal representatives, successors and assigns.

         (e) ASSIGNMENT; AMENDMENT. Employee may not assign any of his rights or duties under this Agreement. This Agreement may not be modified or amended except by a written instrument signed by both parties with the prior written consent of InterWest.

         (f) FAIRNESS; SEVERABILITY. The Bank and Employee stipulate that, in light of all of the facts and circumstances of the relationship between Employee and the Bank, the agreements referred to in paragraphs 5 and 6 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of the Bank's and InterWest's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Employee and the Bank request the court to reform these provisions to restrict Employee's use of confidential information and Employee's ability to compete with the Bank and InterWest to the maximum extent, in time, scope of activities, and geography, the court finds enforceable.

         (g) GOVERNING LAW. This Agreement will be governed by and construed in accordance with Washington law.

         (h) COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

Signed: June 11, 1999:
                                 NATIONAL BANK OF TUKWILA


                                 /s/
                                 ----------------------------------------------
                                 By:
                                 Its:

                                 RONALD L. BOSI, individually


                                 /s/
                                 ----------------------------------------------
                                 Ronald L. Bosi


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